EXHIBIT 10.1
HEALTH FITNESS CORPORATION
AMENDED AND RESTATED
2005 STOCK OPTION PLAN
ARTICLE 1. ESTABLISHMENT AND PURPOSE
     1.1 Establishment. Health Fitness Corporation (the “Company”) hereby establishes a plan providing for the grant of stock options to certain eligible employees, directors and consultants of the Company and its subsidiaries. This plan shall be known as the 2005 Stock Option Plan (the “Plan”).
     1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain persons of ability as employees, directors and consultants, by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its long-term economic objectives.
ARTICLE 2. DEFINITIONS
     The following terms shall have the meanings set forth below, unless the context clearly otherwise requires:
     2.1 “Board” means the Board of Directors of the Company.
     2.2 “Change in Control” means an event described in Article 11 below.
     2.3 “Code” means the Internal Revenue Code of 1986, as amended.
     2.4 “Committee” means a Committee appointed by the Board to administer the Plan, as provided in Article 3 below, subject to any limitations on the power and authority of any Committee that is appointed by the Board for such purpose, or contained in the charter of such Committee. At any time during which there is no Committee with power to administer the Plan as provided herein, all powers of the Committee referred to herein shall be vested in the Board.
     2.5 “Common Stock” means the common stock of the Company, par value $.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 below.
     2.6 “Disability” means the occurrence of an event which constitutes permanent and total disability within the meaning of Section 22(e)(3) of the Code.
     2.7 “Eligible Persons” means individuals who are (a) salaried employees (including, without limitation, officers and directors who are also employees) of the Company, (b) Non-Employee Directors, or (c) consultants to the Company.
     2.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     2.9 “Fair Market Value” means, with respect to the Common Stock, as of any date:
     (a) if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the NASDAQ Stock Market, the mean between the reported high and low sale prices of the Common Stock on such exchange or by the NASDAQ Stock Market as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or
     (b) if the Common Stock is not listed or admitted to unlisted trading privileges or reported on the Nasdaq Stock Market, and bid and asked prices therefor in the over-the-counter market are reported by the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as reported by the National Quotation Bureau, Inc. (or a comparable reporting service); or
     (c) if the Common Stock is not listed or admitted to unlisted trading privileges, or reported on the NASDAQ Stock Market, and bid and asked prices are not reported, the price determined by the Board in good faith in the exercise of its reasonable discretion. The Board’s determination as to the current value of the Common Stock shall be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Optionees and their respective successors-in-interest. No member of the Board or the Committee shall be liable for any determination regarding current value of the Common Stock that is made in good faith.
     2.10 “Incentive Stock Option” means a right to purchase Common Stock granted to an Optionee pursuant to Section 6.5 of the Plan that qualifies as an incentive stock option within the meaning of Section 422 of the Code.
     2.11 “Non-Employee Director” means any member of the Board who is not an employee of the Company or any Subsidiary.
     2.12 “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Optionee pursuant to Section 6.5 of the Plan that does not qualify as an Incentive Stock Option.
     2.13 “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.
     2.14 “Optionee” means an Eligible Person who receives one or more Incentive Stock Options or Non-Statutory Stock Options under the Plan.
     2.15 “Person” means any individual, corporation, partnership, group, association or other “person” (as such term is used in Section 14(d) of the Exchange Act), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan sponsored by the Company.
     2.16 “Retirement” means the retirement of an Optionee pursuant to and in accordance with the regular retirement plan or practice of the Company or the Subsidiary employing the Optionee.
     2.17 “Securities Act” means the Securities Act of 1933, as amended.
     2.18 “Section 16 Officers” means the executive officers of the Company designated from time to time by the Board as Section 16 officers under the Securities Exchange Act of 1934, as amended

     2.19 “Subsidiary” means any corporation that is a subsidiary corporation of the Company (within the meaning of Section 424(f) of the Code).
     2.20 “Tax Date” means a date defined in Section 6.4(e) or Section 6.5(c) of the Plan.
ARTICLE 3. PLAN ADMINISTRATION
     The Plan shall be administered by the Board or by a Committee of the Board consisting of two or more directors who shall be appointed by and serve at the pleasure of the Board; provided, that if the Board delegates administration to a Committee, such Committee shall have no authority for matters under this Plan relating to or affecting non-employee directors, and the Committee further shall have no authority for matters under this Plan relating to or affecting Section 16 Officers except the authority to make recommendations to the Board. The Board further may subject such delegation to such additional restrictions on authority as it may deem necessary and appropriate and thereafter shall continue to have the power to take action with respect to all matters pertaining to this plan with or without recommendation of the Committee. As long as the Company’s securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, then, to the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a ‘Non-Employee Director.’ For purposes of this paragraph, ‘Non-Employee Director’ shall have the same meaning as set forth in Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. Members of a Committee, if established, shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall act by majority approval of its members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of the Committee may be taken without a meeting if unanimous written consent thereto is given. Copies of minutes of the Committee’s meetings and of its actions by written consent shall be provided to the Board and kept with the corporate records of the Company.
     In accordance with the provisions of the Plan the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) shall: select the Optionees from Eligible Persons; determine the number of shares of Common Stock to be subject to Options granted pursuant to the Plan, the time at which such Options are granted, the Option exercise price, Option period and the manner in which each such Option vests or becomes exercisable; fix such other provisions of such Options as are deemed necessary or desirable and as consistent with the terms of the Plan; determine the form or forms of the agreements with Optionees which shall evidence the particular terms, conditions, rights and duties of the Company and the Optionees under Options granted pursuant to the Plan; and otherwise exercise authority, subject to the provisions of the Plan, including establishing, adopting and revising such rules and regulations relating to the Plan as may be deemed necessary or advisable for the administration of the Plan. With the consent of the Optionee affected thereby, the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) may approve amendments or modifications to the terms of any outstanding Incentive Stock Option or Non-Statutory Stock Option in any manner, provided that the amended or modified terms are permitted by the Plan as then in effect. Without limiting the generality of the foregoing sentence, the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) may recommend to the Board or approve such amendments (as appropriate within the terms of its appointment or Charter), with the consent of the Optionee affected thereby, that modify the exercise price, number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Option, extend, renew or accept the surrender of any outstanding Option to the extent not previously exercised, and the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) may approve the grant of new Options in substitution therefor to the extent not previously exercised.
     Each determination, interpretation or other action made or taken by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) pursuant to the provisions of the Plan shall be conclusive and binding for all purposes and on all persons, including, without limitation, the Company and its Subsidiaries, the shareholders of the Company, the Committee and each of the members thereof, the directors, officers and employees of the Company and its Subsidiaries, and the Optionees and their respective successors in interest. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.
ARTICLE 4. SHARES SUBJECT TO THE PLAN
     4.1 Number. The maximum number of shares of Common Stock that shall be reserved for issuance under the Plan shall be Four Million (4,000,000), subject to adjustment upon changes in the capitalization of the Company as provided in Section 4.3 below. Shares of Common Stock that may be issued upon exercise of Options shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan.
     4.2 Unused Stock. Any shares of Common Stock that are subject to an Option (or any portion thereof) that lapses, expires or for any reason is terminated unexercised shall automatically again become available for use under the Plan.
     4.3 Change in Shares, Adjustments, Etc. If the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Company, the Board (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall make appropriate adjustment as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of the rights of Optionees, the number and kind of securities subject to outstanding Options. Any such adjustment in any outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option. However, no change shall be made in the terms of any outstanding Incentive Stock Options as a result of any such change in the corporate structure or shares of the Company, without the consent of the Optionee affected thereby, that would disqualify that Incentive Stock Option from treatment under Section 422 of the Code or would be considered a modification, extension or renewal of an option under Section 424(h) of the Code.
ARTICLE 5. ELIGIBILITY
     Incentive Stock Options or Non-Statutory Stock Options shall be granted only to those Eligible Persons who, in the judgment of the Board (upon recommendation of the Committee in the case of Section 16 Officers) or of the Committee (in the case of Optionees who are not directors or Section 16 Officers), are performing, or during the term of an Option, will perform, vital services in the management, operation and development of the Company or a Subsidiary, and significantly contribute or are expected to significantly contribute to the achievement of long-term corporate economic objectives. Optionees may be granted from time to time one or more Incentive Stock Options and/or Non-Statutory Stock Options under the Plan, in any case as may be determined by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of Optionees who are not directors or Section 16 Officers) in its sole discretion. The number, type, terms and conditions of Options granted to various Eligible Persons need not be uniform, consistent or in accordance with any plan, whether or not such Eligible Persons are similarly situated. The Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) may grant both an Incentive Stock Option and a Non-Statutory Stock Option to the same Optionee at the same time or at different times. Incentive Stock Options and Non-Statutory Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Common Stock for which any other Option may be exercised. Upon determination by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of Optionees who are not directors or Section 16 Officers) that an Option is to be granted to an Optionee, written notice shall be given such person specifying such terms, conditions, rights and duties related thereto. Each Optionee shall enter into an agreement with the Company, in such form as the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) shall determine and which is consistent with the provisions of the Plan, specifying the terms, conditions, rights and duties of Incentive Stock Options and Non-Statutory Stock Options granted under the Plan. Options shall be deemed to be granted as of the date specified in the grant resolution of the Board (upon recommendation of the Committee in the case of Section 16 Officers) or of the Committee (in the case of Optionees who are not directors or Section 16 Officers), which date shall be the date of the related agreement with the Optionee.
ARTICLE 6. DURATION AND EXERCISE
     6.1 Manner of Option Exercise. An Option may be exercised by an Optionee in whole or in part from time to time, subject to the conditions contained herein and in the agreement evidencing such Option, by delivery, in person or through certified or registered mail, or written notice of exercise to the Company at its principal executive office (Attention: Secretary), and by paying in full the total Option exercise price for the shares of Common Stock purchased in accordance with Section 6.3. Such notice shall be in a form satisfactory to the Company and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. Subject to Section 9.1, the exercise of the Option shall be deemed effective upon receipt of such notice and payment. As soon as practicable after the effective exercise of the Option, the Company shall record on the stock transfer books of the Company the ownership of the shares purchased in the name of the Optionee, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.
     6.2 Method of Payment of Option Exercise Price. At the time of the exercise of an Incentive Stock Option or a Non-Statutory Stock Option, the Optionee may determine whether the total purchase price of the shares to be purchased shall be paid (i) in cash, (ii) by transfer from the Optionee to the Company of previously acquired shares of Common Stock, (iii) through the withholding of shares of Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), or (iv) by a combination thereof. In the event the Optionee elects to pay the purchase price in whole or in part with previously acquired shares of Common Stock or through a net share settlement, the Fair Market Value of the shares delivered or withheld shall equal the total exercise price for the shares being purchased in such manner. The Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) may reject an Optionee’s election to pay all or part of the purchase price with previously acquired shares of Common Stock and require such purchase price to be paid entirely in cash if, in the sole discretion of the Committee, payment in previously acquired shares would cause the Company to be required to recognize a charge to earnings in connection therewith. For purposes of this Section 6.2, “previously acquired shares” shall mean shares of Common Stock that are already owned by the Optionee at the time of exercise.
     6.3 Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option until the Optionee shall have become the holder of record of such shares, and no adjustment shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the Optionee becomes the holder of record except as the Board may determine pursuant to Section 4.3.
     6.4 Incentive Stock Options.
     (a) Incentive Stock Option Exercise Price. The per share price to be paid by the Optionee at the time an Incentive Stock Option is exercised will be determined by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of other Optionees), but shall not be less than (i) 100% of the Fair Market Value of one share of Common Stock on the date the Option is granted, or (ii) 110% of the Fair Market Value of one share of Common Stock on the date the Option is granted if, at that time the Option is granted, the Optionee owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code).
     (b) Aggregate Limitation of Stock Subject to Incentive Stock Options. Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options (within the meaning of Section 422 of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and any other incentive stock option plans of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code)) shall not exceed $100,000 (or such other amount as may be prescribed by the Code from time to time; provided, however, that if the exercisability or vesting of an Incentive Stock Option is accelerated as permitted under the provisions of this Plan and such acceleration would result in a violation of the limit imposed by this Section 6.4(b), such acceleration shall be of full force and effect but the number of shares of Common Stock which exceed such limit shall be treated as having been granted pursuant to a Non-Statutory Stock Option; and provided, further, that the limits imposed by this Section 6.4(b) shall be applied to all outstanding Incentive Stock Options (under this Plan and any other incentive stock option plans of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code)) in chronological order according to the dates of grant.
     (c) Duration of Incentive Stock Options. The period during which an Incentive Stock Option may be exercised shall be fixed by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of other Optionees) at the time such Option is granted, but in no event shall such period exceed ten years from the date the Option is granted or, in the case of any Optionee that owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation of the Company (within the meaning of Section 424(e) of the Code), five years from the date the Incentive Stock Option is granted. An Incentive Stock Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of other Optionees) at the time the Option is granted. Upon the completion of its exercise period, an Incentive Stock Option, to the extent not then exercised, shall expire. Except as otherwise provided in Article 7 or 11, all Incentive Stock Options granted to an Optionee hereunder shall terminate and may no longer be exercised if the Optionee ceases to be an employee of the Company and all Subsidiaries or if the Optionee is an employee of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues as an employee of the Company or another Subsidiary).
     (d) Disposition of Common Stock Acquired Pursuant to the Exercise of Incentive Stock Options. Prior to making a disposition (as defined in Section 424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan before the expiration of two years after the date on which the Option was granted or before the expiration of one year after the date on which such shares of Common Stock were transferred to the Optionee pursuant to exercise of the Option, the Optionee shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request. The right of an Optionee to make any such disposition shall be conditioned on the receipt by the Company of all amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to such disposition. The certificates representing such shares shall bear a legend restricting transfer and to cause a stop transfer order to be entered with the Company’s transfer agent until such time as the Company receives the amounts necessary to satisfy such withholding requirements or until the later of the expiration of two years from the date the Option was granted or one year from the date on which such shares were transferred to the Optionee pursuant to the exercise of the Option.
     (e) Withholding Taxes. The Company shall be entitled to withhold and deduct from future wages of the Optionee all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Optionee’s exercise of an Incentive Stock Option or a “disqualifying disposition” of shares acquired through the exercise of an Incentive Stock Option as defined in Code Section 421(b).
     6.5 Non-Statutory Stock Options.
     (a) Option Exercise Price. The per share price to be paid by the Optionee at the time a Non-Statutory Stock Option is exercised will be determined by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of Optionees who are not directors or Section 16 Officers), but shall not be less than (i) 100% of the Fair Market Value of one share of Common Stock on the date the Option is granted.
     (b) Duration of Non-Statutory Stock Options. The period during which a Non-Statutory Stock Option may be exercised shall be fixed by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee in the case of Optionees who are not directors or Section 16 Officers) at the time such Option is granted, but in no event shall such period exceed 10 years and one month from the date the Option is granted. A Non-Statutory Stock Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee in the case of Optionees who are not directors or Section 16 Officers) at the time the Option is granted. Upon the completion of its exercise period, a Non-Statutory Stock Option, to the extent not then exercised, shall expire. Except as otherwise provided in Articles 7 or 11, all Non-Statutory Stock Options granted hereunder to an Optionee who is an employee of the Company or any Subsidiaries shall terminate and may no longer be exercised if the Optionee ceases to be an employee of the Company or a Subsidiary or if the Optionee is an employee of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues as an employee of the Company or another Subsidiary). A Non-Statutory Stock Option granted hereunder to an Optionee who is not an employee of the Company or a Subsidiary will terminate as determined by the Board at the time of grant.
     (c) Withholding Taxes. The Company is entitled to (aa) withhold and deduct from future wages of the Optionee, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding tax requirements attributable to the Optionee’s exercise of a Non-Statutory Stock Option or otherwise incurred with respect to the Option, or (bb) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee’s notice of exercise or the Option.
ARTICLE 7. EFFECT OF TERMINATION OF EMPLOYMENT ON OPTIONS
     7.1 Termination of Employment or Other Service Due to Death, Disability or Retirement. In the event an Optionee’s employment or other service is terminated with the Company and all Subsidiaries by reason of his death, Disability or Retirement, all outstanding Incentive Stock Options and Non-Statutory Stock Options then held by the Optionee shall become immediately exercisable in full and remain exercisable for a period of three months in the case of Retirement and one year in the case of death or Disability, provided, however, that an exercise may not occur after the expiration date thereof in any event. The Company shall make a reasonable business effort to notify the Optionee or his heirs or representatives, as the case may be, of the last date by which Options may be exercised pursuant to this Section 7.1, at least thirty (30) days in the case of Retirement and at least sixty (60) days in the case of death or Disability, prior to such date, which effort may be satisfied by mailing of such notice to the Optionee’s last known address contained in the official records of the Company.
     7.2 Termination of Employment or Other Service for Reasons Other than Death, Disability or Retirement.
     (a) Except as otherwise provided in Article 11 or as otherwise determined by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of other Optionees) at the time of grant of an Incentive Stock Option, in the event an Optionee’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than his death, Disability or Retirement, each Incentive Stock Option then held by the Optionee shall completely terminate on the earlier of (i) the close of business on the three-month anniversary date of such termination of employment and (ii) the expiration date of such Incentive Stock Option. In such period following termination of employment, the Incentive Stock Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination of employment but had not previously been exercised. To the extent an Incentive Stock Option is not exercisable on the date of termination of employment or if the Optionee does not exercise the Option within the time specified in this subsection (a), all rights of the Optionee under the Plan and such Incentive Stock Option shall terminate.

     (b) Except as otherwise provided in Article 11 and subsection (c) below, in the event an Optionee’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than his death, Disability or Retirement no Non-Statutory Stock Option then held by the Optionee shall thereafter be exercisable.
     (c) Notwithstanding the provisions of subsection (b) above, upon an Optionee’s termination of employment or other service with the Company and all Subsidiaries, the Board (upon recommendation of the Committee in the case of Section 16 Officers) or the Committee (in the case of Optionees who are not directors or Section 16 Officers) may, in its sole discretion (which may be exercised before or following such termination), cause Non-Statutory Stock Options then held by such Optionee to become exercisable and to remain exercisable following such termination of employment or other service in the manner determined by the Board (upon recommendation of the Committee in the case of Section 16 Officers) or by the Committee (in the case of Optionees who are not directors or Section 16 Officers); provided, however, that no Option shall be exercisable after the expiration date thereof in any event.
     7.3 Date of Termination. For purposes of the Plan, an Optionee’s employment or other service shall be deemed to have terminated on the date that the Optionee ceases to perform services for the Company or the last day of the pay period covered by the Optionee’s final paycheck, as the case may be. Notwithstanding the foregoing, the employee Optionee shall not be deemed to have ceased to be an employee for purposes of the Plan until the later of the 91st day of any bona fide leave of absence approved by the Company or a Subsidiary for the Optionee (including, without limitation any layoff) or the expiration of the period of any bona fide leave of absence approved by the Company or a Subsidiary for the Optionee (including without limitation any layoff) during which the Optionee’s right to reemployment is guaranteed either by statute or contract.
ARTICLE 8. RIGHTS OF EMPLOYEES; OPTIONEES
     8.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of any Eligible Person or Optionee at any time, nor confer upon any Eligible Person or Optionee any right to continue in the employ of the Company or any Subsidiary.
     8.2 Nontransferability. No right or interest of any Optionee in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Optionee, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of an Optionee’s death, an Optionee’s rights and interest in any Options shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options (to the extent permitted pursuant to Section 7.1) may be made by, the Optionee’s legal representatives, heirs or legatees. If in the opinion of the Board (upon recommendation of the Committee in the case of Section 16 Officers) or of the Committee (in the case of Optionees who are not directors or Section 16 Officers) an Optionee holding any Option is disabled from caring for his or her affairs because of mental condition, physical condition or age, any payments due the Optionee may be made to, and any rights of the Optionee under the Plan shall be exercised by, such Optionee’s guardian, conservator or other legal personal representative upon furnishing the Company with satisfactory evidence of such status.
     8.3 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be an addition to any and all such other plans or programs. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.
ARTICLE 9. SHARE ISSUANCE AND TRANSFER RESTRICTIONS
     9.1 Share Issuances. Notwithstanding any other provision of the Plan or any agreements entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for shares of Common Stock under this Plan (and an Option shall not be considered to be exercised, notwithstanding the tender by the Optionee of any consideration therefor), unless and until each of the following conditions has been fulfilled:
     (a) (i) there shall be in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws, if the Board in its sole discretion, shall have determined to file, cause to become effective and maintain the effectiveness of such registration statement; or (ii) if the Board has determined not to so register the shares of Common Stock to be issued under the Plan, (A) exemptions from registration under the Securities Act and applicable state securities laws shall be available for such issuance (as determined by counsel to the Company) and (B) there shall have been received from the Optionee (or, in the event of death or disability, the Optionee’s heir(s) or legal representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions; and
     (b) there shall have been obtained any other consent, approval or permit from any state or federal governmental agency which the Company shall, in its sole discretion upon the advice of counsel, deem necessary or advisable.
     9.2 Share Transfer. Shares of Common Stock issued pursuant to the exercise of Options granted under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of (whether voluntarily or involuntarily) except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be so transferred of any representations or agreements requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.
     9.3 Legends. Unless a registration statement under the Securities Act is in effect with respect to the issuance or transfer of shares of Common Stock issued under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE

LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.
ARTICLE 10. PLAN AMENDMENT, MODIFICATION AND TERMINATION
     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Stock Options and Non-Statutory Stock Options under the Plan shall conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the best interests of the Company; provided, however, that no amendment shall, either directly or indirectly, (a) materially increase the total number of shares of Common Stock as to which Options may be granted under the Plan, except as provided in Section 4.3 of the Plan; (b) materially increase the benefits accruing to Optionees under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan without the approval of the shareholders, but only if such approval is required for compliance with the requirements of any applicable law or regulation; and provided, further, that the Plan may not, without the approval of the shareholders, be amended in any manner that will cause Incentive Stock Options to fail to meet the requirements of Internal Revenue Code Section 422. No termination, suspension or amendment of the Plan shall alter or impair any outstanding Option without the consent of the Optionee affected thereby; provided, however, that this sentence shall not impair the right of the Board to take whatever action it deems appropriate under Section 4.3.
ARTICLE 11. CHANGE IN CONTROL
     If, during the term of an Option, (i) the Company merges or consolidates with any other corporation and is not the surviving corporation after such merger or consolidation; (ii) the Company transfers all or substantially all of its business and assets to any other person; or (iii) more than 50% of the Company’s outstanding voting shares are purchased by any other person, the Board may, in its sole discretion, provide for the acceleration of the right to exercise the option prior to the anticipated effective date of any of the foregoing transactions or take any other action as it may deem appropriate to further the purposes of this Plan or protect the interests of the Optionee.
ARTICLE 12. EFFECTIVE DATE OF THE PLAN
     12.1 Effective Date. The Plan was effective as of February 26, 2005 (and amended on May 23, 2006), and, as amended and restated, shall be effective as of March 27, 2007, subject to the approval of the shareholders within 12 months. If shareholder approval for the amendment and restatement is not obtained within such 12-month period, the Plan shall continue as in effect as of February 26, 2005 (and as amended on May 23, 2006).
     12.2 Duration of the Plan. The Plan shall terminate at midnight on December 14, 2014, and may be terminated prior thereto by Board action, and no Options shall be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.
ARTICLE 13. MISCELLANEOUS
     13.1 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Minnesota with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.

     13.2 Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender in the Plan shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
     13.3 Construction. Wherever possible, each provision of this Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Plan shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Plan.
     13.4 Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including, without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.
     13.5 Survival of Provisions. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to the Plan, any agreement evidencing an Option and any other notices or agreements in connection therewith, including, without limitation, any notice of exercise of an Option, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of shares of Common Stock and shall remain in full force and effect.

12